                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K




                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                   May 7, 1999
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                                EQUITY INNS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



           Tennessee                   01-12073                  62-1550848
----------------------------    ---------------------        -------------------
(State or Other Jurisdiction    (Commission File No.)         (I.R.S. Employer
       of Incorporation)                                     Identification No.)


                            7700 Wolf River Boulevard
                           Germantown, Tennessee 38138
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (901) 754-7774
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                                       N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     OTHER EVENTS.

         The 1999 annual meeting of shareholders (the "Annual Meeting") of Equity Inns, Inc. (the "Company") was held on May 7, 1999. At the Annual Meeting, the Company's shareholders of record on March 16, 1999 were asked to take action on each of three proposals: (1) to elect two Class I directors (Raymond E. Schultz and Howard A. Silver), two Class II directors (James A. Thomas III and William W. Deupree, Jr.) and one Class III director (Donald H. Dempsey), to serve on the Board of Directors until the Company's annual meeting of shareholders in 2000 (Class III), 2001 (Class I) and 2002 (Class II) or until their successors have been duly elected and qualified ("Proposal One"); (2) to consider and vote upon a proposal to amend the Company's 1994 Stock Incentive Plan (the "1994 Plan") to, among other things, increase the number of shares that may be issued as awards under the 1994 Plan, remove certain limitations on vesting and exercisability of awards and reflect certain securities laws changes ("Proposal Two"); and (3) to consider and vote on a proposal to approve an amendment to the Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to, among other things, add new option and stock awards, reflect certain securities laws changes and provide accelerated vesting and exercisability of awards in certain circumstances ("Proposal Three").

         Both Proposals Two and Three were approved by the Company's Board of Directors as of February 26, 1999, and each of the nominees for Class I, II and III for directors were nominated by the Board of Directors on such date.

         A total of 33,470,961 shares, or approximately 89.9% of the Company's outstanding shares of Common Stock entitled to vote at the Annual Meeting, was present in person or by proxy at the Annual Meeting.

         With respect to Proposal One, a plurality of the votes cast in favor of each nominee was required for the election of each nominee as director. Each of Messrs. Schultz, Silver, Thomas, Deupree and Dempsey received the required plurality of the votes, and each was elected as a director.

         With respect to Proposals Two and Three, the approval of each proposal required the votes cast in favor of the proposal to exceed the votes cast in opposition to the proposal. Both Proposals Two and Three received the required approval of the shareholders.

         The breakdown of the votes cast by the shareholders on each proposal was as follows:

                                                       Withheld/   Broker
                                 For         Against    Abstain   Non-Votes     Total
                              ----------     -------   ---------  ---------  ----------
Proposal One
(i) Mr. Schultz (Class I)     32,945,030      525,931     N/A        N/A     33,470,961
(ii) Mr. Silver (Class I)     32,938,958      532,003     N/A        N/A     33,470,961
(iii) Mr. Thomas (Class II)   32,907,097      563,864     N/A        N/A     33,470,961
(iv) Mr. Deupree (Class II    32,941,335      529,626     N/A        N/A     33,470,961
(v) Mr. Dempsey (Class III)   32,940,081      530,880     N/A        N/A     33,470,961

Proposal Two                  30,822,726    2,251,884   396,351      N/A     33,470,961
Proposal Three                29,352,742    3,674,662   443,557      N/A     33,470,961

ITEM 7.     EXHIBITS.


Item No.    Description
--------    -----------

10.1        Amended and Restated Equity Inns, Inc. 1994 Stock Incentive Plan

10.2        Amended and Restated Equity Inns, Inc. Non-Employee Directors' Stock
            Option Plan

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EQUITY INNS, INC.



May 21, 1999                               /s/ Donald H. Dempsey
------------                               -------------------------------------
                                           Donald H. Dempsey
                                           Executive Vice President, Secretary,
                                           Treasurer and Chief Financial Officer

                                  EXHIBIT INDEX


Item No.    Description
--------    -----------
10.1        Amended and Restated Equity Inns, Inc. 1994 Stock Incentive Plan

10.2        Amended and Restated Equity Inns, Inc. Non-Employee Directors' Stock
            Option Plan